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                [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]




                                   EXHIBIT 5
                               September 11, 2000

SONIC SOLUTIONS
101 Rowland Way, Suite 110
Novato, California 94945




                      Registration Statement on Form S-1

     Ladies and Gentlemen:

     We have acted as counsel to Sonic Solutions, a California corporation (the "Company"), in connection with the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") on or about July 14, 2000 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 2,500,000 shares of the Company's Common Stock, no par value (the "Shares"). The Shares are to be sold by Kingsbridge Capital Limited under the Registration Statement.



                                      I.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments and certificates:

     (a) Private Equity Line Agreement between Sonic Solutions and Kingsbridge Capital Limited dated May 4, 2000 (the "Stock Purchase Agreement");

     (b) The Amended and Restated Articles of Incorporation of Sonic Solutions certified by the Secretary of State of the State of California as of July 13, 2000, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) The Bylaws of the Company certified to us by an officer of Sonic Solutions as being complete and in full force and effect as of the date of this opinion;

     (d) A Certificate of an Officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees of the Board of Directors relating to the Shares; and (ii) certifying as to certain factual matters;
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     (e) The Registration Statement; and

     (f) A written statement from ChaseMellon Shareholder Services, the Company's transfer agent, as to the number of shares of Sonic Solutions' Common Stock that were outstanding on May 31, 2000.

     This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative decision.


                                      II.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the full consideration stated in the Stock Purchase Agreement pursuant to which the Shares are to be issued is paid for each Share; (iii) appropriate certificates evidencing the Shares are executed and delivered by hte Company; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.


                                      III.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Heller Ehrman White & McAuliffe